Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

June 30, 2005

Aggregate Note Amount	Aggregate Note Amount
Original	800,000,000.00

Note Balance @ 5/31/05	691,500,687.94
Principal distributable amount	24,899,470.56

Note Balance @ 6/30/05	666,601,217.38

Note Amount	Class A-1 Note Amount
Original	168,000,000.00

Note Balance @ 5/31/05	59,500,687.94
Principal distributable amount	24,899,470.56

Note Balance @ 6/30/05	34,601,217.38

Note Amount	Class A-2 Note Amount
Original	190,000,000.00

Note Balance @ 5/31/05	190,000,000.00
Principal distributable amount	—

Note Balance @ 6/30/05	190,000,000.00

Note Amount	Class A-3 Note Amount
Original	252,000,000.00

Note Balance @ 5/31/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 6/30/05	252,000,000.00

Note Amount	Class A-4 Note Amount
Original	157,675,000.00

Note Balance @ 5/31/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 6/30/05	157,675,000.00

Note Amount	Class B Note Amount
Original	32,325,000.00

Note Balance @ 5/31/05	32,325,000.00
Principal distributable amount	—

Note Balance @ 6/30/05	32,325,000.00

Distributable Amounts	Total
Interest Distributable Amount	1,995,526.40
Principal Distributable Amount	24,899,470.56

Total	26,894,996.97

Distributable Amounts	Class A-1
Interest Distributable Amount	133,248.49
Principal Distributable Amount	24,899,470.56

Total	25,032,719.05

Distributable Amounts	Class A-2
Interest Distributable Amount	514,583.33
Principal Distributable Amount	0.00

Total	514,583.33

Distributable Amounts	Class A-3
Interest Distributable Amount	743,400.00
Principal Distributable Amount	0.00

Total	743,400.00

Distributable Amounts	Class A-4
Interest Distributable Amount	501,932.08
Principal Distributable Amount	0.00

Total	501,932.08

Distributable Amounts	Class B
Interest Distributable Amount	102,362.50
Principal Distributable Amount	0.00

Total	102,362.50

Note Factors		Series A-1	Series A-2
	6/30/2005	20.5959627%	100.0000000%

Note Factors		Series A-3	Series A-4
	6/30/2005	100.0000000%	100.0000000%

Note Factors		Series B
	6/30/2005	100.0000000%

Pool Data	$	#
Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 5/31/05	707,880,937.09	40,813
Principal Payments	22,767,599.77	620
Defaulted Receivables	572,708.90	33
Pool Balance at 6/30/05	684,540,628.42	40,160
Overcollateralization Target Amount	20,536,218.85
Recoveries	264,360.84

Weighted Average APR	6.74%
Weighted Average Remaining Term	54.12

	Aggregate Net Losses	Net Loss Ratio
April	135,602.00	0.22%
May	117,288.93	0.19%
June	308,348.06	0.52%

Average Net Loss Ratio		0.31%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

Account Balances	Advance	Reserve Fund
Balance as of 5/31/05	56,976.10	11,969,624.70
Balance as of 6/30/05	63,421.98	11,999,240.58
Change	6,445.88	29,615.88
Reserve Fund Requirement		11,594,502.23
Reserve Fund Supplemental Requirement/(Excess)		(404,738.35)

Distribution per $1,000	Total
Distribution Amount	33.6187462

Interest Distribution Amount	2.4944080
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	31.1243382

Distribution per $1,000	Class A-1
Distribution Amount	149.0042801

Interest Distribution Amount	0.7931457
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	148.2111343

Distribution per $1,000	Class A-2
Distribution Amount	2.7083333

Interest Distribution Amount	2.7083333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-3
Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	3.1666667

Interest Distribution Amount	3.1666667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Servicing Fee	Total
Amount of Servicing Fee Paid	589,900.78
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	282	4,057,204.98
Past Due 61-90 days	55	826,325.11
Past Due 91 + days	15	248,188.27

Total	352	5,131,718.36